UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 06, 2023

Thorne HealthTech, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40826	27-2877253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 W. 57th Street
New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (929) 251-6321

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	THRN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 6, 2023, Thorne HealthTech, Inc. (the "Company") received notice (the "Notice") from The Nasdaq Stock Market LLC ("Nasdaq") indicating that the Company was no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A) (the "Listing Rule"), which requires the Audit Committee (the "Audit Committee") of the Board of Directors (the "Board") of the Company to be composed of at least three members, each of whom must meet independence requirements under the Nasdaq Listing Rules and the Securities Exchange Act of 1934, as amended.

As previously reported, effective April 1, 2023, Ms. Saloni S. Varma was appointed as the Company’s Chief Financial Officer and resigned from the Audit Committee. As a result, the Audit Committee is currently comprised of two independent directors and one vacancy, and therefore no longer complies with Nasdaq’s audit committee requirements as set forth in the Listing Rule.

Consistent with Nasdaq Listing Rule 5605(c)(4), the Notice provides that the Company is eligible for a cure period in which to regain compliance with the Listing Rule. Specifically, given the Company’s upcoming Annual Meeting of Stockholders on June 14, 2023, the Company must evidence compliance no later than September 28, 2023.

The Company intends to appoint an additional independent director to the Board and the Audit Committee as soon as practicable and prior to the expiration of this cure period. The Notice has no immediate effect on the listing or trading of the Company’s common stock, which will continue to be listed and traded on the Nasdaq Global Select Market under the symbol “THRN".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNE HEALTHTECH, INC.

Date:	June 13, 2023	By:	/s/ Saloni S. Varma
Saloni S. Varma Chief Financial Officer